                                                               Exhibit 10.2.11.b


                         TERMINATION OF LEASE AGREEMENT
                         ------------------------------

         This Termination of Lease Agreement (this "Agreement"), effective as of this ______ day of April, 2001 (the "Effective Date"), is made by and between D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation ("D.I.Y.") and LOWE'S HOME CENTERS, INC., a North Carolina corporation ("Lowe's").

                                    RECITALS

         A. Shidler/West Finance Partners V, L.P. (as successor in interest to Developer's Diversified) (the "Landlord") and Kmart Corporation (as successor in interest to S.S. Kresge Company) ("Kmart") were parties to that certain Lease dated August 6, 1971, as amended by that certain Amendment to Lease dated April 30, 1975 (collectively, the "Lease") pertaining to certain site improvements and real property consisting of approximately 11 acres located in the City of Mentor and Township of Concord, Lake County, Ohio (the "Premises"); and

         B. Kmart subleased a portion of the retail building located on the Premises to the J.L. Goodman Furniture Company ("Goodman") pursuant to that certain Lease dated January 14, 1974, as amended by that certain Amendment to Lease dated March 13, 1990 (collectively, the "Goodman Sublease"); and

         C. Kmart Corporation assigned its interest in and to the Lease and the Goodman Sublease to D.I.Y. pursuant to that certain Assignment and Assumption of Lease and Sublease dated December 22, 1994, retaining its rights under Article 12 of the Lease to exercise any option to extend the term of the Lease (the "Assignment"); and

         D. D.I.Y. subleased a portion of the retail building located on the Premises to Mattress City and Furniture, Inc. d/b/a Thomasville Home Furnishings ("Thomasville") pursuant to that certain Sublease Agreement dated June 2, 1998, as amended by that certain Amendment to Sublease dated February 11, 2000 (collectively, the "Thomasville Sublease"); and

         E. The Thomasville Sublease has expired pursuant to the terms and conditions set forth in the Thomasville Sublease.

         F. Landlord acquired all of Kmart's remaining interests in and to the Lease, the Goodman Sublease, the Assignment and the Premises pursuant to that certain Assignment Agreement and Release dated February 3, 2000; and

         G. D.I.Y. has agreed to terminate all of its interest in the Assignment and the Premises as more fully set forth below, upon the payment of a termination fee (the "Termination Fee") and other good and valuable consideration.

         NOW, THEREFORE, the parties, for the Termination Fee and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, do mutually agree as follows:
AGREEMENT

         1. TERMINATION OF THE ASSIGNMENT. On the Effective Date hereof, D.I.Y. shall enter into a termination of lease agreement with Landlord (the "Termination of Lease"), which shall provide, among other things, that the Assignment and all of D.I.Y.'s rights and obligations with respect to the Premises shall be voluntarily terminated and be of no further force and effect as of the Effective Date hereof (the "Lease Termination Date"). This Agreement is expressly conditioned upon the simultaneous termination of the Lease and execution of a new lease pertaining to the Premises between the Landlord and Lowe's, upon terms satisfactory to Lowe's in its sole discretion (the "Lowe's Lease").

         2. RECORDING OF THE TERMINATION OF LEASE. The Termination of Lease shall be recorded in the Lake County Recorder's Office on the Effective Date hereof in the form attached hereto as EXHIBIT A and incorporated herein by reference.

         3. TERMINATION OF THE THOMASVILLE SUBLEASE. D.I.Y. hereby represents and warrants to Lowe's that the Thomasville Sublease has been terminated and is no longer of any force and effect and that Thomasville has vacated the Premises and is no longer entitled to possession thereof.

         4. PAYMENT OF TERMINATION FEE. In consideration for D.I.Y.'s agreement to enter into the Lease Termination Agreement, Lowe's shall pay to D.I.Y. a one time payment in an amount equal to $3,224,375.00. In addition, Lowe's shall reimburse to D.I.Y. the amount paid by D.I.Y. to Thomasville to terminate the Thomasville Sublease and Thomasville's right to possess the Premises, which amount shall not exceed $260,000 (collectively, the "Termination Fee"). Accordingly the Termination Fee is $3,484,375.00. The Termination Fee shall be reduced by an amount equal to $20,000, representing reimbursement to Lowe's of the amount paid by Lowe's to Landlord for Landlord's reasonable engineering costs relating to termination of the Assignment and execution of the Lowe's Lease.

         5. PAYMENT OF PURCHASE PRICE. Simultaneously with the execution of this Agreement, Lowe's shall deliver the Termination Fee to D.I.Y., less credits for payments previously made to D.I.Y. and the other adjustments set out in the settlement statement approved by both parties, by wire transfer in immediately available funds.

         6. PERCENTAGE RENT UNDER THE LOWE'S LEASE. In addition to the payment of the Termination Fee, Lowe's agrees to pay to D.I.Y. as percentage rent on Gross Sales (as hereinafter defined) made in each Lease Year of the Lowe's Lease (as hereinafter defined) commencing with the first (1st) Lease Year from Lowe's business conducted in or from the Premises a sum equivalent to one percent (1%) of the Gross Sales (as hereinafter defined) in excess of the sum of FORTY MILLION DOLLARS ($40,000,000) (the "Breakpoint"). The Breakpoint shall be adjusted upwards by five percent (5%) for each Lease Year of the Lowe's Lease over the



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

previous Lease Year's Breakpoint amount for the first ten (10) Lease Years of the Lowe's Lease. Thereafter, the Breakpoint shall remain fixed. The Breakpoint during each Lease Year of the Lowe's Lease shall be as follows:

        Lease Year 1:              $40,000,000
        Lease Year 2:              $42,000,000
        Lease Year 3:              $44,100,000
        Lease Year 4:              $46,305,000
        Lease Year 5:              $48,620,250
        Lease Year 6:              $51,051,262.50
        Lease Year 7:              $53,603,825.63
        Lease Year 8:              $56,284,016.91
        Lease Year 9:              $59,098,217.76
        Lease Year 10:             $62,053,128.65
        Lease Year 11 and after:   $65,155,785.08

         The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive months (except the first Lease Year may be twelve (12) months and some days) commencing on the Lowe's store opening for business. If any partial Lease Year occurs of less than twelve (12) calendar months, then percentage rent shall be paid on Gross Sales actually occurring during that period if percentage rent is applicable based upon a proportionately reduced breakpoint.

         The term "Gross Sales" as used herein shall mean gross receipts of Lowe's from all business conducted in or from the Premises, whether such receipts are evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amount received from the sale of goods, wares and merchandise at or from the Premises, and for services performed on or at the Premises, together with the amount of all orders and catalog sales which are delivered to the customer at or from the Premises. If any one or more departments or other divisions of Lowe's business are conducted by any person, firm or corporation other than Lowe's under a license, concession, or subtenancy, then there shall be included in Gross Sales, for the purpose of determining the percentage rent payable hereunder, all the income received by Lowe's from such departments or divisions operated by licensees, concessionaires, or subtenants. Gross Sales shall not include (i) sales of merchandise for which cash has been refunded; (ii) allowances made on merchandise claimed to be defective or unsatisfactory, provided they were previously included in Gross Sales; (iii) the sales price of merchandise returned by customers for exchange, provided the sales price of merchandise delivered to the customer in exchange is included in Gross Sales; (iv) transfers of merchandise from the Premises to other stores or warehouses of Lowe's or its affiliated companies, provided the transaction is not a "step" in the sale of merchandise which originated at the Premises; (v) transfers of merchandise to shippers or manufacturers, provided the transaction is not a "step" in the sale of merchandise which originated at the Premises; (vi) merchandise or other items of value issued in redemption of evidences of value, or issued as a premium or otherwise in connection with any sales promotion of Lowe's, unless issued for monetary consideration; (vii) discounts provided to volume sales customers who pay for merchandise purchased in accordance with the payment policy established by Lowe's with respect to sales to volume sales customers; (viii) all receipts of


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


installation charges or labor charges for installation of merchandise where Lowe's pays or remits the installation charges to a third party (the sales price of the merchandise itself shall be included in Gross Sales); (ix) all receipts from sales to employees at a discount; (x) the value of any travelers checks, money orders, tickets, insurance policies, warranty or service agreements or similar instruments sold by Lowe's, which must be forwarded to the underwriter;
(xi) any sales made by a corporate sales representative of Lowe's (which sales do not originate on the Premises and which representative does not maintain an office in Lake County, Ohio) to national or regional accounts which for accounting or administrative purposes may be credited to or delivered through the store located on the Premises; (xii) the sale of Lowe's fixtures or equipment, or of all or a substantial part of all its stock-in-trade and merchandise at a distress sale other than at retail; (xiii) sales of waste material, including, but not limited to cardboard; and (xiv) credit service charges, bad debt expense, interest or collection charge for sales on credit made by Lowe's provided that Lowe's uses reasonable efforts to collect any bad debts and diligently pursues the collection thereof. In addition to the foregoing, Gross Sales shall not include, to the extent paid, the amount of any sales, use or gross receipts tax imposed by any federal, state, municipal, or governmental authority directly on sales and collected from customers, provided the amount thereof is added to the selling price or absorbed therein and paid by Lowe's to such governmental authority. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted by Lowe's from Gross Sales in any event whatsoever.

         All transactions shall be registered and recorded on accurate cash registers, or computing machines or on other reasonable sales recording devices, and the items thereof shall be posted in books and records of account to reveal the true, correct, and entire business conducted in or from the Premises.

         Upon written request by D.I.Y., not more often than once each Lease Year, Lowe's shall submit to D.I.Y. on or before the sixtieth (60th) day following the end of each Lease Year, at the place then fixed for the payment of percentage rent, a written statement signed by the chief financial officer of Lowe's, or an assistant treasurer, and certified to be true and correct, showing in reasonably accurate detail the amount of Gross Sales during the preceding Lease Year. However, in the event that the Lowe's Gross Sales in any given Lease Year are below the Breakpoint for such Lease Year, then Lowe's shall only be required to submit to D.I.Y. a certified written statement signed under penalty of perjury by the chief financial officer of Lowe's, or an assistant treasurer stating that Gross Sales for such Lease Year were below the Breakpoint for that Lease Year. Simultaneously with the delivery of the annual certified statement as described above, Lowe's shall pay to D.I.Y. the percentage rent, if any, required to be paid for such preceding Lease Year.

         Lowe's shall maintain at Lowe's principal office accurate records of Gross Sales prepared in accordance with accepted accounting practices, together with state and local sales tax returns of Lowe's relating to Lowe's Gross Sales. D.I.Y. or its representatives shall have the right, during the one-year period following such Lease Year upon delivery of not less than five (5) days prior notice to Lowe's, to audit Lowe's records relating to Gross Sales to determine the accuracy of the statements of Gross Sales. In the event an audit of Lowe's records discloses that Gross




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Sales were understated by three (3) percent or more than the actual Gross Sales for any Lease Year, D.I.Y. shall have the right to audit Lowe's records relating to Gross Sales for the three (3) Lease Years immediately preceding the Lease Year with respect to which the audit is then being conducted, and in such event, Lowe's shall pay the reasonable cost of any such audit. Lowe's shall have the right to reasonably disapprove of D.I.Y.'s choice of auditors and any auditors shall be subject to Lowe s confidentiality measures. Any additional percentage rent found due as a result of an audit shall be paid by Lowe's within ten (10) days after delivery of notice of such determination. Any percentage rent not paid when due shall accrue interest per annum at the Prime Rate as announced from time to time in the Wall Street Journal. D.I.Y. hereby agrees to maintain the confidentiality of all Gross Sales figures and any records relating thereto which are disclosed to D.I.Y. by Lowe's and shall not disclose such information to any third party without the prior written consent of Lowe's.

         The amount of percentage rent payable by Lowe's to D.I.Y. under this Agreement shall be capped at the amount of $144,375.00 (the "Percentage Rent Amount"). Any percentage rent paid by Lowe's to D.I.Y. shall be credited against the Percentage Rent Amount, and Lowe's obligation to pay percentage rent and report Gross Sales as described herein shall immediately terminate upon payment of the full Percentage Rent Amount. Notwithstanding anything to the contrary contained herein, Lowe's shall have no obligation to pay D.I.Y. for any unpaid balance on the Percentage Rent Amount, which is not payable by Lowe's to D.I.Y. as percentage rent during the term of Lowe's occupancy of the Premises or January 31, 2023, whichever is earlier. Interest on any unpaid balance of the Percentage Rent Amount shall accrue annually at a rate equal to the Consumer Price Index and shall be cumulatively capped at an amount which equals 25% of the principal amount of the Percentage Rent Amount or $36,049.00.

         7. LICENSE FOR USE AGREEMENT. D.I.Y. shall be permitted to remain in possession of the Premises for a period not to exceed ninety (90) days from the Effective Date hereof for the purposes and on the terms and conditions set forth in the License for Use Agreement, attached hereto as EXHIBIT B and made a part hereof.

         8. INDEMNIFICATION. D.I.Y. hereby agrees to indemnify, defend and hold Lowe's harmless from and against any and all causes of action, claims, rights, demands, liabilities, losses, damages, judgments and expenses, including, without limitation, reasonable attorneys' fees, court costs and other legal expenses arising from or in connection with (a) D.I.Y.'s breach of any of the representations or warranties contained in this Agreement, and (b) any of D.I.Y.'s contractual or lease obligations with any other party predating the Effective Date of this Agreement and respecting the Premises.

         9. NOTICES. Any notices, requests or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (except as otherwise provided herein) when received if (i) delivered by hand,
(ii) deposited with a widely recognized national overnight courier service for next business day delivery, or (iii) mailed by United States registered or certified mail, return receipt requested, postage prepaid, and in each case addressed to each party at its address set forth below:





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         To D.I.Y.:             Confidential
                                ------------
                                D.I.Y. Home Warehouse, Inc.
                                5811 Canal Street
                                Valley View, Ohio 44125
                                Attn: Mr. Scott Eynon

         with a copy to:        Hal Maxfield, Esq.
                                Cavitch, Familo, Durkin & Frutkin
                                East Ohio Building, 14th Floor
                                1717 East Ninth Street
                                Cleveland, Ohio 44114

         and a copy to:         Mr. Jack R. Hendrickson, Jr.
                                Edgemere Enterprises, Inc.
                                44 Long Lake Road
                                Bloomfield Hills, Michigan 48304

         and to Lowe's:         Lowe's Home Centers, Inc.
                                Highway 268 East
                                P.O. Box 1111 (Box Office Zip Code - 28656-0001)
                                North Wilkesboro, N.C. 28650
                                Attn: Property Management Dept. (REO)

         with a copy to:        Lowe's Home Centers, Inc.
                                Highway 268 East
                                P.O. Box 1111 (Box Office Zip Code - 28656-0001)
                                North Wilkesboro, N.C. 28650
                                Attn: Legal Dept. (REO)

         and:                   Jacob W. Reby, Esq.
                                Lewis, Rice & Fingersh, L.C.
                                500 N. Broadway, Suite 2000
                                St. Louis, Missouri 63102

         Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request or other communication. By giving at least five (5) days prior notice thereof, any party may from time to time at any time change its mailing address hereunder.

         10. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.


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

         11. CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         12. GOVERNING LAW. This Agreement and the rights and obligations of the parties are to be governed by and construed and interpreted in accordance with the laws of the State of Ohio applicable to contracts made and to be performed wholly within Ohio, without regard to choice or conflict of laws rules.

         13. EXHIBITS. All of the Exhibits attached to this Agreement are deemed incorporated herein by reference.

         14. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective successors and assigns.

         15. FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement, including but not limited to, those documents required to be delivered by the title company in order for Lowe's to obtain a leasehold policy of title insurance, in form and substance acceptable to Lowe s.

         16. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

         17. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the party who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

                 [SIGNATURE BLOCKS TO FOLLOW ON THE NEXT PAGE]




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         IN WITNESS WHEREOF, the parties here caused their duly authorized representative to execute this Agreement as of the day and year first above indicated.


Signed and acknowledged                   D.I.Y HOME WAREHOUSE, INC.
in the presence of:

                                          By:
----------------------------                 ----------------------------------
Signature                                 Name:
                                                -------------------------------
                                          Its:
                                                -------------------------------

----------------------------
Print Name



----------------------------
Signature



----------------------------
Print Name






Signed and acknowledged                   LOWE'S HOME CENTERS, INC.
in the presence of:


                                          By:
----------------------------                 ----------------------------------
Signature                                 Name:
                                                -------------------------------
                                          Its:
                                                -------------------------------

----------------------------
Print Name


----------------------------
Signature


----------------------------
Print Name















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                  EXHIBIT A TO TERMINATION OF LEASE AGREEMENT

                   FORM OF MEMORANDUM OF TERMINATION OF LEASE
                   ------------------------------------------




















                                        9
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EXHIBIT B TO TERMINATION OF LEASE AGREEMENT

                       FORM OF LICENSE FOR USE AGREEMENT
                       ---------------------------------

                           LICENSE FOR USE AGREEMENT


         THIS LICENSE FOR USE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of April, 2001 (the "Effective Date"), by and between LOWE'S HOME CENTERS, INC., a North Carolina corporation (hereinafter referred to as "Lowe's") and D.I.Y HOME WAREHOUSE, INC., an Ohio corporation (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Lowe's and Licensee have entered into a Termination of Lease Agreement of even date herewith, whereby Licensee agreed to terminate all of Licensee's rights, title and interest in and to that certain Assignment and Assumption of Lease and Sublease between Kmart Corporation, as Assignor, and Licensee, as Assignee, dated December 22, 1994 (the "Lease") for certain site improvements and real property located in Lake County, Ohio, which includes a parcel containing approximately 11 acres, as more particularly described on Exhibit A, attached hereto and made a part hereof (the "Premises").

         WHEREAS, contemporaneous with the date of this Agreement, Lowe's has acquired a leasehold interest in and to the Premises (the "Lowe's Lease") and Licensee has terminated its Lease with respect to the Premises; and

         WHEREAS, Licensee would not have terminated its Lease with respect to the Premises without entering into this Agreement; and

         WHEREAS, Lowe's desires to grant to Licensee, and the Licensee desires to accept, a temporary license for use of the Premises by Licensee from the Effective Date through and including the date which is ninety (90) days from the Effective Date, for the purposes herein set forth all in accordance with the provisions of this Agreement.

         NOW THEREFORE, for and in consideration of Ten and No/i 00 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. TEMPORARY LICENSE. Lowe's does hereby grant Licensee a temporary license for a period commencing on the Effective Date and terminating upon the earlier of (i) Licensee's vacation of the Premises or (ii) 11:59 p.m. (Central Daylight Time) on the date which is ninety (90) days from the Effective Date (the "License Term") for the sole purposes of operating a D.I.Y. Home Warehouse retail business on the Premises during the License Term in a manner consistent with Licensee's past use of the Premises, conducting a going out of business sale and removing all of Licensee's personal property and fixtures located upon the Premises, provided


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that any such sale and removal shall be accomplished at Licensee's sole cost and expense in accordance with all applicable laws, rules, ordinances, statutes and regulations and in accordance with the terms of the Lease, which existed immediately prior to its termination. This Agreement does not confer upon Licensee the exclusive possession of the Premises; however, during the License Term, Lowe's will not take any action which materially and adversely interferes with Licensee's business at the Premises. In addition, nothing contained herein shall be deemed to constitute a warranty by Lowe's as to the Premises, it being understood and agreed that Lowe's hereby disclaims any and all warranties and representations, whether implied or otherwise. The personal property and fixtures removed from the Premises by Licensee shall at all times be and remain the sole property of Licensee and not the property of Lowe's.

         2. USE; COMPLIANCE WITH LAWS. The Premises shall be used and occupied by Licensee only for the purposes herein set forth. Licensee shall comply with all terms of the Lease, which existed immediately prior to its termination (except those terms which would be obviated by the demolition of the building and other improvements on the Premises) and all laws and regulations affecting the Premises and the use and occupancy thereof. All improvements ' personal property and fixtures remaining on the Premises at the expiration of the License Term shall be deemed the property of Lowe's and may be disposed of by Lowe's in its sole and absolute discretion.

         3. UTILITIES. Licensee shall be responsible for arranging and paying for all utility services required or used on the Premises during the License Term including, without limitation , gas, electricity, cable, telephone, water and sewage.

         4. RELEASE. Licensee unconditionally, irrevocably and absolutely releases, acquits, remises and forever discharges Lowe's and Lowe's past, present and future directors , shareholders, officers, employees, agents, attorneys, representatives, subsidiaries and affiliates , and its and their predecessors, successors and assigns from any and all claims, causes of action , suits, controversies, demands, causes of action and liabilities, and hereby finally, unconditionally, irrevocably and absolutely waives any and all offsets and defenses, in each case whether known or unknown, absolute or contingent, matured or unmatured, presently existing or hereafter discovered, at law, in equity or otherwise, whether arising by statute, common law, in contract, in tort or otherwise, that Licensee may now have or that might subsequently accrue to it against Lowe's including any matters arising out of or connected with (directly or indirectly), or pertaining to this Agreement. Licensee further agrees to indemnify and hold Lowe's harmless with respect to any and all claims (including reasonable attorneys' fees) for damages to the Premises or to persons or property which in any way are related to occurrences upon the Premises during the License Term, unless directly caused by Lowe's, as well as for any breaches of this Agreement. This indemnification shall survive the expiration or earlier termination of this Agreement.

         5. INSURANCE. Licensee, at its sole cost and expense, shall obtain and keep in force until the termination of this Agreement as to the Premises commercial general liability insurance , issued by a company authorized to transact business in Ohio in accordance with its past practices and the terms of the Lease, which existed immediately prior to its termination. Licensee shall


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name Lowe's on any insurance policies required under this paragraph as an additional insured. All liability policies maintained by Licensee shall be written as primary policies, not contributing with and not in excess of coverage that any other party may carry. Licensee shall, upon the written request of Lowe's, promptly furnish Lowe's with one (1) or more certificates of insurance evidencing the existence of the insurance required to be carried pursuant to this Agreement. The policies may not be modified or terminated without thirty
(30) days prior written notice to Lowe's. Licensee shall be solely responsible for obtaining and maintaining insurance on its personal property located in the Premises, and Lowe's shall not be responsible in any manner for any loss of or damage to such personal property during the License Term unless directly caused by Lowe's.

         6. ESCROW AGREEMENT. In order to secure Licensee's obligations under this Agreement, Licensee shall contemporaneously with the execution of this Agreement, deposit the amount of $250,000 into an escrow account (the "Escrow Funds") to be held by Lawyers Title Insurance Company (the "Escrow Agent") in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit B.

         7 COMPLIANCE WITH LEASE. Licensee covenants and agrees that Licensee's operations and activities on the Premises during the License Term (including, but not limited to, Licensee's going out of business sale) shall be conducted in strict accordance with the terms and conditions of the Lease, which existed immediately prior to its termination, unless such compliance would be obviated by the demolition of the building or other improvements upon the Premises. Licensee further covenants and agrees to comply with all of the terms and conditions of the Lease, which existed immediately prior to its termination, during the License Term as if Licensee were still the Tenant thereunder, and agrees that Licensee shall not occupy the Premises in any manner that is inconsistent with the terms and conditions of the Lease, which existed immediately prior to its termination. If Licensee's conduct constitutes a default under the Lease or the Lowe's Lease and does not remedy such default within ten (10) days of notice of such default, Lowe's shall be entitled to terminate this Agreement, to cure the Licensee's default and to pursue such remedies as may be available at law or in equity in connection with such default. Licensee shall immediately notify Lowe's in writing of any notice of default received by Licensee with respect to the Lowe's Lease.

         8. LIENS. Licensee will not, under any circumstances, suffer or permit any lien to attach to the Premises or any portion thereof. If any such lien be asserted, Licensee shall pay and procure the immediate discharge thereof.

         9. MAINTENANCE. Licensee agrees to maintain the Premises in good condition and state of repair during the License Term and shall not permit the existence of any noxious, dangerous, hazardous or illegal condition upon the Premises; provided, however, that Licensee shall not be required to make any repairs to any building or other improvements upon the Premises which would be obviated by the demolition thereof.

         10. ABANDONMENT. If Licensee abandons the Premises at any time during the License Term, Lowe's may, at its option, terminate this License Agreement by written notice to Licensee,


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

whereupon the License Term shall expire, Lowe's shall be entitled to immediate possession of the Premises, and this Agreement shall terminate.

         11. THOMASVILLE SUBTENANT. Licensee represents and warrants that the Sublease dated on or about June 22, 1998 with Mattress City and Furniture, Inc. d/b/a Thomasville Home Furnishings ("Thomasville") has expired pursuant to the terms and conditions contained therein , and that as of the Effective Date, no third party has a present right to possession of the Premises nor will any third party be in possession or have the right to possess the Premises as of the termination of this Agreement, except for Lowe's or anyone claiming through Lowe's.

         12. FAILURE TO VACATE. Licensee is not paying Lowe's a separate license fee to occupy the Premises (other than as specifically provided herein). However, in the event that Licensee does not vacate the Premises, on or before the expiration of the License Term, Licensee shall be liable to Lowe's for a $25,000.00 per day holdover fee for each day Licensee or any party claiming through Licensee occupies the Premises subsequent to the expiration of the License Term, and Lowe's shall be entitled to draw on the Escrow Funds up to $25,000 for each day that Licensee or any party claiming through Licensee fails to vacate the Premises. The parties hereto acknowledge the difficulty of ascertaining Lowe's actual delay damages and therefore agree that the above amounts are a good faith attempt to identify and quantify Lowe's actual damages and, as such, do not constitute a penalty and that the remedy set forth is in addition to any and all other remedies available to Lowe's under this Agreement or at law or in equity. The parties agree that failure to cease the activities described in Paragraph 1 and vacate the Premises following termination of this Agreement will cause Lowe's irreparable harm, for which Lowe's has no adequate remedy at law. The parties further agree that that essence of this Agreement is the timely cessation of Licensee's activities on the Premises and termination of Licensee's incidental possession thereof, and that no interest of the Licensee in continuing activities on the Premises can outweigh Lowe's interest in obtaining prompt possession of all of the Premises, free from interference, immediately upon termination of this Agreement.

         13. NOTICES. All notices, demands and requests required or permitted to be given under this Agreement (collectively the "Notices") must be in writing and shall be deemed to have been given (i) when hand delivered, (ii) three (3) days after being deposited in the United States Mail, (iii) when delivered by overnight express mail carrier for next business day delivery (for example, Federal Express), or (iv) when sent by facsimile transmission with verification received, and followed by delivery in accordance with clauses (i), (ii) or (iii) above, to the addresses set forth below:

                If to Licensee :        D.I.Y. Home Warehouse, Inc.
                                        5811 Canal Street
                                        Valley View, Ohio 44125
                                        Attn: Mr. Scott Eynon

                with a copy to:         Hal Maxfield, Esq.
                                        Cavitch, Familo, Durkin & Frutkin
                                        East Ohio Building, 14th Floor

                                        1717 East Ninth Street
                                        Cleveland, Ohio 44114

                and a copy to:          Jack R. Hendrickson, Jr.
                                        Edgemere Enterprises, Inc.
                                        44 Long Lake Road
                                        Bloomfield Hills, Michigan 48304

                If to Lowe's            Lowe's Home Centers, Inc.
                                        Highway 268 East
                                        P.O. Box 1111
                                          (Box Office Zip Code - 28656-0001)
                                        North Wilkesboro, N.C. 28650
                                        Attn: Property Management Dept. (REO)

                with a copy to:         Lowe's Home Centers, Inc.
                                        Highway 268 East
                                        P.O. Box 1111
                                          (Box Office Zip Code - 28656-0001)
                                        North Wilkesboro, N.C. 28650
                                        Attn: Legal Dept. (REO)

                and a copy to:          Jacob W. Reby, Esq.
                                        Lewis, Rice and Fingersh, L.C.
                                        500 North Broadway, Suite 2000
                                        Saint Louis, Missouri 63102

         14. ASSIGNMENT. Licensee shall have no right to assign this Agreement or any rights conferred hereunder, the parties acknowledging and agreeing that the license herein granted is personal to Licensee and shall not inure to the benefit of any other party.

         15. INSPECTION. Lowe's and their agents shall have the right at all reasonable times upon reasonable advance notice, except in the case of an emergency or in order to remedy any uncured default under the Lowe's Lease, for all purposes during the License Term (as the case may be) to enter the Premises.

         16. DEFAULT. In the event Licensee fails to observe the terms of this Agreement, Licensee shall be in default hereunder, and Lowe's shall be entitled to terminate this Agreement and to such remedies as may be available at law or in equity in connection with such default. In case of any action or preceding to compel compliance with, or for a breach of, the terms and conditions of this Agreement, the prevailing party as determined by the court, shall be entitled to recover from the losing party all costs and fees of such action or proceeding, including, but not limited to, reasonable attorney's fees. When it appears in the sole and reasonable discretion of Lowe's, that Licensee has willfully taken actions that make it impossible or unlikely that Licensee will comply with the conditions of this Agreement, Lowe's may declare a default. If, within 24 hours, Licensee has not proven to the satisfaction of Lowe's that it is ready and able to comply with the terms of this Agreement, Lowe's shall be entitled to pursue all remedies provided in this Agreement or otherwise available at law or equity.

         17. NO LANDLORD-TENANT RELATIONSHIP. This Agreement is not intended to create a Landlord-Tenant relationship between Lowe's and Licensee, it being expressly understood by the parties hereto that the sole purpose of this Agreement is to permit Licensees to carry out those activities specified in Paragraph i for a limited time subsequent to the Closing.

         18. MISCELLANEOUS.

             (a) No delay of Lowe's in enforcing any right, remedy, privilege or recourse accorded to Lowe's, either by the express terms hereof or by law, shall affect, diminish, suspend or exhaust any of such rights, remedies, privileges or recourses.

             (b) None of the covenants, terms or conditions of this Agreement shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument , duly signed and acknowledged, and delivered by the other party, and not otherwise.

             (c) Time is of the essence of this Agreement and of each and every one of the provisions hereof.

             (d) This Agreement shall constitute the entire agreement between the parties relative to the subject matter hereof, and shall supercede any prior agreement or understanding, if any, whether written or oral.

             (e) This Agreement shall be construed according to Ohio law. The headings of this Agreement are for the purpose of reference only and shall not limit or define the meaning of any provision of this Agreement.

             (f) This Agreement shall be executed on the date and year above first written in one or more counterparts, each of which shall be an original and all of which take together shall be one and the same instrument.



                     [Signature Blocks Appear on Next Page]

         IN WITNESSETH WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                LOWE'S:
                                -------

                                LOWE'S HOME CENTERS, INC.


                                By:
                                    ---------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                       ------------------------------------

                                LICENSEE:
                                ---------


                                D.I.Y. HOME WAREHOUSE, INC.


                                By:
                                    ---------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                       ------------------------------------

                     EXHIBIT A TO LICENSE FOR USE AGREEMENT

                               Legal Description

Situated in the City of Mentor, County of Lake and State of Ohio, and known as being part of the Merry Lot, in original Mentor Township and Lot 31, Tract 4 in original Concord Township, in Ranges 8 and 9, Township 10 of the Connecticut Western Reserve, now being part of lands owned by Shidler/West Finance Partners V, L.P., as currently recorded in Volume 572, page 596, of Lake County Deed Records and further bounded and described as follows:
Beginning at the intersection of the centerlines of Mentor Avenue 60' (State Route 20) and Old Johnnycake Ridge Road 60', at a PK nail found, THENCE N 60+dg35'26" E along said centerline of Mentor Avenue, a distance of 17.82 feet to an angle point and a PK nail found; THENCE N 45+dg49'40" E, continuing along said centerline of Mentor Avenue a distance of 188.12 feet to the principal place of beginning of the parcel herein described;
Course No.1 - Thence N 45+dg49'40" E, continuing along said centerline of Mentor Avenue a distance of 419.29 feet to a point on same;
Course No.2 - Thence S 45+dg55'57" E, passing through a 5/8" capped rebar pin set at 30.01 feet, along the westerly line of lands owned by Valvoline Instant Oil Change as recorded in Volume 504, Page 431 of Lake County deed records, a total distance of 234.30 feet to a PK nail set;
Course No.3 - Thence N 44+dg04'03" E, along the southerly line of lands of said Valvoline Instant Oil Change, a distance of 140.00 feet to a PK nail set;
Course No.4 - Thence N 45+dg55'57" W, along the easterly line of lands of said Valvoline Instant Oil Change, passing by a PK nail found 0.08' S and 0.08' E at
199.99 feet, a total distance of 230.00 feet to a point on the centerline of Mentor Avenue;
Course No.5 - Thence N 45+dg49'40" E, along said centerline of Mentor Avenue, a distance of 56.65 feet to an angle point and a monument box found;
Course No.6 - Thence N 38+dg11'08" E, continuing along said centerline of Mentor Avenue, a distance of 2.76 feet to a point on same;
Course No. 7 - Thence S 47+dg30'03" E, passing by a 1/2" iron pin found 0.23' S and 0.07' E at 30.09 feet, along the westerly line of lands owned by the Concord Investment Company as recorded in Volume 829, Pages 600-601 of the Lake County deed records, a total distance of 707.54 feet to a 1" iron pipe found 0.13' N and 0.15' W at the northeasterly corner of lands owned by Landmark Homes, Inc. as recorded in Volume 1018, Page 1165 of the Lake County deed records;
Course No.8 - Thence S 44+dg03'24" W, along the northerly line of lands of said Landmark Homes, Inc. and the northerly line of lands owned by Brian W. and Justine A. Wollerman as recorded by record number 990024034 of Lake County deed records, passing by a 1" iron pipe found 0.57' N and 0.55' E at 773.56 feet, a total distance of 803.60 feet to a point on the centerline of Old Johnnycake Ridge Road;
Course No. 9 - Thence N 48+dg59'24" W, along said centerline, a distance of
528.72 feet to a point on same;
Course No.10 - Thence N 45+dg54'54" E, passing by a 5/8" iron pin found 0.26 S and 0.52' W at 30.11 feet, along the southerly line of lands owned by Bosley Family Realty, Ltd. as recorded in Volume 1174, Pages 1133-1134 of the Lake County deed records, a total distance of 205.00 feet to a 5/8" iron pin found 0.41' S and 0.94' W of the southeasterly corner of said Bosley Family Realty, Ltd. lands;
Course No.11 - Thence N 48+dg59'24" W, along the easterly line of said lands owned by Bosley Family Realty, Ltd., passing by a 5/8" iron pin found 0.86' S and 1.20' W at 174.89 feet, a total distance of 205.00 feet to a point in the centerline of said Mentor Avenue, said point being the principal place of beginning, and containing 510,702 square feet (11.7241 acres) according to a survey done in October 2000, by Scott A. Landgraf, P.S. #8085, be the same more or less, but subject to all legal highways and easements of record. Bearings cited within the above description are to an assumed meridian and indicate angles only.

                     EXHIBIT B TO LICENSE FOR USE AGREEMENT

                            Form of Escrow Agreement

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Agreement") is made effective on the ____ day of _________, 2001 (the "Effective Date"), by and between LOWE'S HOME CENTERS, INC., a North Carolina corporation ("Lowe's"), D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation ("D.I.Y.") and LAWYERS TITLE INSURANCE COMPANY ("Escrow Agent") (Lowe's, D.I.Y. and Escrow Agent are referred to herein as the "Parties" and individually as a "Party").

                                    RECITALS

         A. Lowe's and D.I.Y. have entered into a Termination of Lease Agreement of even date herewith, wherein D.I.Y. agreed to terminate all of its rights, title and interest in and to that certain Assignment and Assumption of Lease and Sublease between Kmart Corporation, as Assignor, and D.I.Y., as Assignee, dated December 22, 1994 (the "Lease") for certain site improvements and real property located in Lake County, Ohio, which is more particularly described therein (the "Premises").

         B. Contemporaneous with the date of this Agreement, Lowe's has acquired a leasehold interest in and to the Premises (the "Lowe's Lease") and D.I.Y. has terminated its Lease with respect to the Premises.

         C. Lowe's and D.I.Y. have also entered into a License for Use Agreement of even date herewith, wherein Lowe's granted to D.I.Y. a temporary license for use of the Premises by Licensee from the Effective Date thereof through and including the date which is ninety (90) days from the Effective Date, for the purposes set forth therein.

         D. Pursuant to the License for Use Agreement, D.I.Y. is required on today's date to deposit the amount of $250,000 with Escrow Agent.

         C. The Parties wish to provide for the terms upon which such funds shall be held, distributed, and applied.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT

         1. APPOINTMENT OF THE ESCROW AGENT. Lowe's and D.I.Y. hereby appoint the Escrow Agent to act as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment and agrees to perform the duties hereinafter set forth in accordance with the terms and conditions of this Agreement.

         2. DELIVERY OF ESCROW FUNDS. Concurrently with the execution of this Agreement by the Parties, D.I.Y. has delivered $250,000 with the Escrow Agent (together with any interest accruing thereon, the "Escrow Funds"). Escrow Agent hereby acknowledges receipt of the Escrow Funds and agrees to hold and release the Escrow Funds in accordance with the terms and conditions of this Agreement.

         3. MAINTENANCE OF ESCROW FUNDS. The Escrow Funds shall be held in an interest bearing account with an institution as may be mutually agreed to by Lowe's and D.I.Y. All accrued earnings on the Escrow Funds shall be paid to the Party to whom the Escrow Funds are required to be distributed pursuant to the terms of this Agreement. Escrow Agent shall provide a statement to Lowe's and D.I.Y. of the principal and interest accrued on the Escrow Funds.

         4. RETENTION AND RELEASE OF ESCROW FUNDS. Pursuant to the License for Use Agreement, Lowe's has on today's date granted to D.I.Y. a temporary license for use of the Premises by D.I.Y. from the Effective Date thereof through and including the date which is ninety (90) days from the Effective Date (the "License Term"). Pursuant to the License for Use Agreement, D.I.Y. has agreed to vacate the Premises on or before the expiration of the License Term. Furthermore, D.I.Y. has agreed to pay a holdover fee in the amount of $25,000 for each day D.I.Y. or any party claiming through D.I.Y. occupies the Premises subsequent to the expiration of the License Term. As security for the above obligations of D.I.Y. in the License for Use Agreement and to ensure that D.I.Y. vacates the Premises on or before the expiration of the License Term, the Escrow Funds will be held by Escrow Agent until such time as Escrow Agent receives written notice from Lowe's and D.I.Y. that D.I.Y. has vacated the Premises in accordance with the terms of the License for Use Agreement. Escrow Agent shall release the balance of the Escrow Funds to D.I.Y. immediately upon written notice from Lowe's and D.I.Y. that D.I.Y. has vacated the Premises in accordance with the terms of the License for Use Agreement. Lowe's shall be permitted to draw up to $25,000 for each day that D.I.Y. occupies the Premises subsequent to the expiration of the License Term. For each day that D.I.Y. occupies the Premises subsequent to the expiration of the License Term, Escrow Agent shall release up to $25,000 of the Escrow Funds upon written notice from Lowe's that D.I.Y. has occupied the Premises subsequent to expiration of the License Term and that Lowe's is entitled to receive a $25,000 per day holdover fee pursuant to the terms of the License for Use Agreement. In no event shall Escrow Agent release the Escrow Funds except in strict accordance with the terms hereof.

         5. CONFLICTING INSTRUCTIONS. If Escrow Agent receives conflicting instructions in notices from D.I.Y. and Lowe's, Escrow Agent will hold the Escrow Funds until receipt of either: (i) a certificate executed by both D.I.Y. and Lowe's directing the disposition of the Escrow Funds in a like manner; or
(ii) a certified copy of a final non-appealable order of a court of competent jurisdiction or arbitrators ordering Escrow Agent to dispose of the Escrow Funds. Upon receipt of any such certificate or order, Escrow Agent will promptly comply with its terms.

         6. INTERPLEADER. Notwithstanding anything in this Agreement to the contrary, in the event of a dispute between D.I.Y. and Lowe's arising prior to or at the time of the delivery or other disposition of the Escrow Funds by Escrow Agent pursuant hereto, which dispute shall be sufficient, in the sole discretion of Escrow Agent, to justify its doing so, Escrow Agent shall be entitled to either: (i) hold the Escrow Funds until receipt by the Escrow Agent of an authorization in writing, executed by all persons having an interest in said dispute, directing the disposition of the Escrow Funds, or in the absence of such authorization, (ii) tender the Escrow Funds into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon Escrow Agent shall be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court that Escrow Agent shall determine to have jurisdiction thereof. Escrow Agent's determination of whether a dispute exists between D.I.Y. and Lowe's shall be binding and conclusive upon all parties hereto, notwithstanding any contention that no dispute exists. All costs and expenses incurred by Escrow Agent in taking any action pursuant to this paragraph shall be covered by and paid pursuant to the indemnification of Escrow Agent contained in the following paragraph.

         7. LIABILITY OF THE ESCROW AGENT. The Escrow Agent is not liable to Lowe's or D.I.Y., or anyone else, for any action or failure to act by the Escrow Agent hereunder, except for the Escrow Agent's own negligence or intentional misconduct. Both Lowe's and D.I.Y. agree to indemnify and hold harmless the Escrow Agent against all losses, liabilities, claims, actions, damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising in connection with this Agreement, except those that arise from the Escrow Agent's own negligence or intentional misconduct. This indemnification obligation shall survive the termination of the escrow under this Agreement. The Escrow Agent may act in good faith pursuant to the advice of its counsel with respect to any matter relating to this Agreement.

         8. TERMINATION OF AGREEMENT. The escrow under this Agreement shall be deemed to have automatically terminated upon payment of the Escrow Funds in accordance with Section 4 above.

         9. ESCROW FEE. Escrow Agent will be compensated for services rendered hereunder in the amount of $___________. Lowe's and D.I.Y. shall each pay 50% of Escrow Agent's fee at Closing.

         10. NOTICES. Any notices, requests or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (except as otherwise provided herein) when received if (i) delivered by hand,
(ii) deposited with a widely recognized national overnight courier service for next business day delivery, (iii) mailed by United States registered or certified mail, return receipt requested, postage prepaid, or (iv) delivered by facsimile or electronic mail with verification received, and in each case addressed to each Party at its address set forth below:

        To D.I.Y.: Confidential
                   ------------

                                  D.I.Y. Home Warehouse, Inc.
                                  5811 Canal Street
                                  Valley View, Ohio 44125
                                  Attn: Mr. Scott Eynon

        with a copy to:           Hal Maxfield, Esq.
                                  Cavitch, Familo, Durkin & Frutkin Co., L.P.A.
                                  East Ohio Building, 14th Floor
                                  1717 East Ninth Street
                                  Cleveland, Ohio 44114

        and a copy to:            Mr. Jack R. Hendrickson, Jr.
                                  Edgemere Enterprises, Inc.
                                  44 Long Lake Road
                                  Bloomfield Hills, Michigan 48304

        to Lowe's:                Lowe's Home Centers, Inc.
                                  Highway 268 East
                                  P.O. Box 1111
                                    (Box Office Zip Code - 28656-0001)
                                  North Wilkesboro, N.C. 28650
                                  Attn: Property Management Dept. (REO)

        with a copy to:           Lowe's Home Centers, Inc.
                                  Highway 268 East
                                  P.O. Box 1111
                                    (Box Office Zip Code -28656-0001)
                                  North Wilkesboro, N.C. 28650
                                  Attn: Legal Dept. (REO)

        and:                      Jacob W. Reby, Esq.
                                  Lewis, Rice & Fingersh, L.C.
                                  500 N. Broadway
                                  Suite 2000
                                  St. Louis, Missouri 63102

        to Escrow Agent:          Lawyer's Title Insurance Company
                                  1300 E. 9th Street, Suite 1201
                                  Cleveland, Ohio 44114
                                  Attn: Liz Coldren

         Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request or other communication. By giving at least five (5) days prior notice thereof, any Party may from time to time at any time change its mailing address hereunder.

         11. COUNTERPARTS. This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all Parties are not signatories to the same counterpart.

         12. GOVERNING LAW. This Agreement and the rights and obligations of the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Ohio applicable to contracts made and to be performed wholly within Ohio, without regard to choice or conflict of laws rules.

         13. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against, the Parties and their respective successors and assigns.



                 [SIGNATURE BLOCKS TO FOLLOW ON THE NEXT PAGE]

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.


LOWE'S HOME CENTERS, INC.                   D.I.Y. HOME WAREHOUSE, INC.

By:                                         By:
   -----------------------------                ------------------------------
Name:                                       Name:
   -----------------------------                ------------------------------
Title:                                      Title:
      --------------------------                   ---------------------------


LAWYERS TITLE INSURANCE
COMPANY


By:
   -----------------------------
Name:
   -----------------------------
Title:
      --------------------------